Exhibit 21

                  SUBSIDIARIES OF NEUROCRINE BIOSCIENCES, INC.



                                    State of
                                 Incorporation
Subsidiary                       or Formation                    Ownership
----------                       ------------                    ---------

Northwest NeuroLogic, Inc.           Oregon                         100%